Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned Director of Cingulate Inc. (the “Company”) does hereby constitute and appoint Shane J. Schaffer and Jeff Bennett, and each of them severally, his lawful attorneys and agents, for his and in his name and in his capacity as a Director of the Company, with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents determine may be necessary, advisable, or required to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”), the powers granted include the power and authority to execute and file the Form 10-K, any and all amendments as a part of or in conjunction with the Form 10-K and any and all instruments or documents submitted as a part of or in conjunction with the Form 10-K. The undersigned hereby ratifies and confirms his signature as it may be signed by said attorneys and all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ Shane J. Schaffer	February 24, 2022
Shane J. Schaffer

/s/ Jeff Conroy	February 12, 2022
Jeff Conroy

/s/ Patrick Gallagher	February 28, 2022
Patrick Gallagher

/s/ Gregg Givens	February 19, 2022
Gregg Givens

/s/ Jeff Hargroves	February 11, 2022
Jeff Hargroves

/s/ Curt Medeiros	February 22, 2022
Curt Medeiros

/s/ Peter J. Werth	February 24, 2022
Peter J. Werth